EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No.333-103798) of Mad Catz Interactive, Inc., of our report dated June 21, 2006, relating to the financial statements of Mad Catz Europe Limited for the year ended March 31, 2006 which appears in this Form 10-K.

/s/ BDO STOY HAYWARD, LLP
BDO Stoy Hayward LLP

     June 28, 2007